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                                                                    EXHIBIT 4.10


                 FIXED ASSETS SECURED PARTIES SECURITY AGREEMENT

         THIS FIXED ASSETS SECURED PARTIES SECURITY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Agreement"), dated as of July 19, 2001, is among STERLING CHEMICALS, INC., a Delaware corporation, STERLING CANADA, INC., a Delaware corporation, STERLING PULP CHEMICALS US, INC., a Delaware corporation, STERLING PULP CHEMICALS, INC., a Georgia corporation, STERLING FIBERS, INC., a Delaware corporation, STERLING CHEMICALS ENERGY, INC., a Delaware corporation, and STERLING CHEMICALS INTERNATIONAL, INC., a Delaware corporation (each individually a "Borrower" and collectively the "Borrowers"), and each other Person (such capitalized term and all other capitalized terms not otherwise defined herein shall have the meanings provided for or incorporated by reference in Article I below) that may, from time to time become, pursuant to the terms of the Credit Agreement, a party to this Agreement (individually referred to as a "Grantor", and collectively referred to as the "Grantors"), and THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent for each of the Fixed Assets Secured Parties.

                                    RECITALS:

         A. The Borrowers are Wholly-Owned Subsidiaries of Sterling Chemicals Holdings, Inc., a Delaware corporation (the "Parent").

         B. The Parent and the Borrowers have elected to file voluntary petitions with the United States Bankruptcy Court for the Southern District of Texas and have continued in possession of their respective assets and in the management of their respective businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

         C. Pursuant to a Revolving Credit Agreement, dated as of even date herewith (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the various financial institutions as are, or may from time to time become, parties thereto (the "Lenders"), and the Administrative Agent, the Lenders and the Issuer have extended Commitments to make Credit Extensions to the Borrowers.

         D. As a condition precedent to the making of each Credit Extension (including the initial Credit Extension) under the Credit Agreement, each Grantor is required to execute and deliver this Agreement.

         E. Each Grantor has duly authorized the execution, delivery and performance of this Agreement.

         F. It is in the best interests of each Grantor to execute this Agreement inasmuch as such Grantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Lenders and the Issuer pursuant to the Credit


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Agreement and the execution and delivery of Rate Protection Agreements between the Borrowers and certain Fixed Assets Secured Parties.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce (i) the Fixed Assets Lenders to make each Fixed Asset Loan (including the initial Fixed Assets Loans) to the Borrowers pursuant to the Credit Agreement and (ii) the Fixed Assets Secured Parties to enter into Rate Protection Agreement(s), each Grantor jointly and severally agrees, for the benefit of each Fixed Assets Secured Party, as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Administrative Agent" is defined in the preamble.

         "Agreement" is defined in the preamble.

         "Borrower" and "Borrowers" are defined in the preamble.

         "CIT" is defined in the preamble.

         "Collateral" is defined in Section 2.1.

         "Computer Hardware and Software Collateral" means:

                  (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

                  (b) all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by any Grantor, designed for use on the computers and electronic data processing hardware described in clause (a) above;

                  (c) all firmware associated therewith;

                  (d) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through
         (c); and


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                  (e) all rights with respect to all of the foregoing, including any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

         "Copyright Collateral" means all copyrights of each Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force in the United States including all of such Grantor's right, title and interest in and to all copyrights registered in the United States Copyright Office and also including the copyrights referred to in Item A of Schedule IV attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses in the United States, including each copyright license referred to in Item B of Schedule IV attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

         "Credit Agreement" is defined in the recital C.

         "Equipment" is defined in clause (a) of Section 2.1.

         "Fixed Assets Termination Date" means the date on which all Fixed Assets Obligations have been paid in full in cash, all Rate Protection Agreements where the counterparty is a Fixed Assets Lender (or its Affiliate) have been terminated and the Fixed Assets Loan Commitment shall have terminated.

         "Grantor" and "Grantors" are defined in the preamble.

         "Intellectual Property Collateral" means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

         "Inventory" is defined in clause (b) of Section 2.1.

         "Lenders" is defined in the recital C.

         "Material Contracts" is defined in clause (c) of Section 2.1.

         "Patent Collateral" means:

                  (a) all letters patent and applications for letters patent in the United States, including all patent applications in preparation for filing in the United States and including each patent and patent application referred to in Item A of Schedule II attached hereto;

                  (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);



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                  (c) all patent licenses in the United States, including each patent license referred to in Item B of Schedule II attached hereto;
         and

                  (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, referred to in clauses (a) or (b) above, and for breach or enforcement of any patent license referred to in clause (c) above.

         "Receivables" is defined in clause (c) of Section 2.1.

         "Related Contracts" is defined in clause (c) of Section 2.1.

         "Trademark Collateral" means:

                  (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a "Trademark"), now existing anywhere in the United States or hereafter adopted or acquired in the United States, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State, including those referred to in Item A of Schedule III attached hereto;

                  (b) all Trademark licenses in the United States, including each Trademark license referred to in Item B of Schedule III attached hereto;

                  (c) all reissues, extensions or renewals of any of the items described in clause (a) and (b);

                  (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and

                  (e) all proceeds of, and rights associated with, the foregoing, including any claim by any Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in clauses (a) through (c) above, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any such Trademark license.


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         "Trade Secrets Collateral" means all common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of any Grantor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule V attached hereto, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

         SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings; provided, that, (a) in the event any term that is used herein is not defined in Article 9 of the U.C.C., as in effect on the date hereof, but is thereafter defined in Article 9 of the U.C.C., such term shall have the meaning ascribed to such term in Article 9 of the U.C.C. as thereafter defined, and (b) in the event that any term that is used herein is defined in both Article 9 of the U.C.C., as in effect on or after the date hereof and Article 9 of the U.C.C. as in force at any relevant time hereafter, the meaning to be ascribed to such term herein shall be the most encompassing of such definitions.

                                   ARTICLE II
                                SECURITY INTEREST

         SECTION 2.1. Grant of Security. Effective upon the entry of the Interim Order, each Grantor hereby assigns, pledges, hypothecates, charges, delivers, and transfers to the Administrative Agent, for its benefit and the ratable benefit of each of the Fixed Assets Secured Parties, and hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each of the Fixed Assets Secured Parties, a continuing security interest in all of the following, whether now or hereafter existing or acquired by such Grantor (the "Collateral"):

                  (a) all equipment in all of its forms of such Grantor (including, without limitation, all machinery, storage tanks, valves, pipelines, furniture, trucks, trailers, other motor vehicles, rolling stock, aircraft, vessels, barges and boats), wherever located, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto (any and all of the foregoing being the "Equipment");

                  (b) all inventory in all of its forms of such Grantor, wherever located, including

                           (i) all raw materials and work in process therefor,
                  finished goods thereof and materials used or consumed in the manufacture or production thereof,



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                           (ii) all goods in which such Grantor has an interest
                  in mass or a joint or other interest or right of any kind (including goods in which such Grantor has an interest or right as consignee), and

                           (iii) all goods which are returned to or repossessed
                  by such Grantor,

         and all accessions thereto, products thereof and documents therefor (any and all such inventory, materials, goods, accessions, products and documents being the "Inventory");

                  (c) all accounts (including, but not limited to, all rights to payment arising out of the sale, lease, license or other transfer of tangible and intangible property or the rendering of services and all credit card receivables), contracts (including, but not limited to, all service contracts, supply contracts and marketing agreements (all such service contracts, supply contracts and marketing agreements, collectively, the "Material Contracts")), contract rights, chattel paper, documents, instruments, letter-of-credit rights, general intangibles, including Tax refunds of such Grantor, whether or not arising out of or in connection with the sale, lease, license or other transfer of tangible and intangible property or the rendering of services, and all rights of such Grantor now or hereafter existing in and to all security agreements, guaranties, letters of credit, leases and other contracts or supporting obligations securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments, letter-of-credit rights, and general intangibles (any and all such accounts, contracts, contract rights, chattel paper, documents, instruments, warehouse receipts, bills of lading, Material Contracts, and general intangibles being the "Receivables", and any and all such security agreements, guaranties, leases and other contracts being the "Related Contracts");

                  (d) in furtherance of, and not in limitation of, clause (c), all Material Contracts, together with (i) all rights of such Grantor to receive monies due and to become due under or pursuant to each Material Contract, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty, guaranty or collateral security with respect to each Material Contract, (iii) all claims of such Grantor for damages arising out of or for breach or default under each Material Contract, (iv) all rights of such Grantor to terminate a Material Contract, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (v) to the extent not included in the foregoing, all proceeds of any and all of the foregoing;

                  (e) all Intellectual Property Collateral of such Grantor;

                  (f) all deposit accounts, including, but not limited to each Lockbox Account (including all deposits and investments therein and all earnings thereon);

                  (g) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

                  (h) all investment property in which such Grantor has an interest;



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                  (i) all interest and other payments and rights with respect to all investment property in which such Grantor has an interest;

                  (j) all of such Grantor's other property and rights of every kind and description and interests therein; and

                  (k) all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a) through (j), and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

Notwithstanding the foregoing, "Collateral" shall not include any general intangibles or other rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained. Each Grantor agrees to use its best efforts to obtain any such required consent with respect to any material item of such Collateral.

         SECTION 2.2. Security for Fixed Assets Obligations. This Agreement secures the payment in cash in full of all Fixed Assets Obligations.

         SECTION 2.3. Intentionally deleted.

         SECTION 2.4. Intentionally deleted.

         SECTION 2.5. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall:

                  (a) remain in full force and effect until the Fixed Assets Termination Date;

                  (b) be binding upon each Grantor, its successors, transferees and assigns; and

                  (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party.

Without limiting the generality of the foregoing clause (c), any Fixed Assets Secured Party may assign or otherwise transfer (in whole or in part) any Fixed Assets Loan Commitment or Fixed Assets Loan held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Fixed Assets Security Party under any Loan Document (including this Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of
Section 10.11 of the Credit Agreement. Upon (i) the sale, transfer or other disposition of Collateral in accordance with the Credit Agreement or (ii) the Fixed Assets Termination Date, the security interests





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granted herein shall automatically terminate and all rights to the applicable
Collateral shall revert to the applicable Grantor with respect to (A) such Collateral, but not the proceeds thereof (in the case of clause (i)), or (B) all Collateral (in the case of clause (ii)). Upon any such sale, transfer, disposition or termination, the Administrative Agent will, at such Grantor's sole expense, execute and deliver to such Grantor, without any representations, warranties or recourse, such documents as such Grantor shall reasonably request to evidence such termination or release.

         SECTION 2.6. Grantor Remains Liable. Anything herein to the contrary notwithstanding:

                  (a) each Grantor will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

                  (b) the exercise by the Administrative Agent of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

                  (c) neither the Administrative Agent nor any other Fixed Assets Secured Party will have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Agreement, nor will the Administrative Agent or any other Fixed Assets Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 2.7. Security Interest Absolute. All rights of the Administrative Agent and the security interests granted to the Administrative Agent hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:

                  (a) any lack of validity or enforceability of any Loan
         Document;

                  (b) the failure of any Fixed Assets Secured Party

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against the Borrowers, any other Obligor or any other Person under the provisions of any Loan Document or otherwise or

                           (ii) to exercise any right or remedy against any
                  guarantor of, or collateral securing, any Fixed Assets Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Fixed Assets Obligations or any other extension, compromise or renewal of any Fixed Assets Obligations;

                  (d) any reduction, limitation, impairment or termination of any Fixed Assets Obligations for any reason (other than the repayment in full and in cash of all Fixed



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         Assets Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, any Fixed Assets Obligations or otherwise;

                  (e) any amendment to, rescission, waiver or other modification of, or any consent to departure from, any of the terms of any Loan Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Fixed Assets Obligations; or

                  (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any other Obligor, any surety or any guarantor.

         SECTION 2.8. Postponement of Subrogation, etc. Each Grantor hereby agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the Fixed Assets Termination Date. Any amount paid to any Grantor on account of any payment made hereunder prior to the Fixed Assets Termination Date shall be held in trust for the benefit of the Fixed Assets Secured Parties and shall immediately be paid to the Administrative Agent for the ratable benefit of the Fixed Assets Secured Parties and credited and applied against the Fixed Assets Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if:

                  (a) such Grantor has made payment to the Administrative Agent for the ratable benefit of the Fixed Assets Secured Parties of all or any part of the Fixed Assets Obligations; and

                  (b) the Fixed Assets Termination Date has occurred,

each Fixed Assets Secured Party agrees that, at the requesting Grantor's request, the Administrative Agent, on behalf of the Fixed Assets Secured Parties, will execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Fixed Assets Obligations resulting from such payment by such Grantor. In furtherance of the foregoing, prior to the Fixed Assets Termination Date, each Grantor shall refrain from taking any action or commencing any proceeding against any Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Agreement to the Administrative Agent or any other Fixed Assets Secured Party.



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                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties. Each Grantor represents and warrants to each Fixed Assets Secured Party as set forth in this Article III.

         SECTION 3.2. Location of Collateral, etc. All of the Equipment, Inventory and deposit accounts of such Grantor are respectively located at the places specified in Item 3 of the Perfection Certificate. None of the Equipment or Inventory has, within the four months preceding the date of this Agreement if then owned by such Grantor, been located at any place other than the places specified in Item 3 of the Perfection Certificate. The place of business and chief executive office of such Grantor and the office where such Grantor keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables are located at the address set forth in Item 3 of the Perfection Certificate. Such Grantor has no trade names other than those specified in Item 1 of the Perfection Certificate. During the four months preceding the date hereof, such Grantor has not been known by any legal name nor has it had a federal taxpayer identification number different from the one set forth on Item 2 of the Perfection Certificate, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in
Item 1 of the Perfection Certificate. If the Collateral includes any Inventory located in the State of California, such Grantor is not a "retail merchant" within the meaning of Section 9102 of the California U.C.C. All Receivables evidenced by a promissory note or other instrument, negotiable document or chattel paper have been duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent and delivered and pledged to the Administrative Agent pursuant to Section 4.6. Such Grantor is not a party to any Federal, State or local government contract except as set forth in Item 13 of the Perfection Certificate.

         SECTION 3.3. Ownership, No Liens, etc. Such Grantor owns its Collateral free and clear of any Lien, except for the security interest created by this Agreement and Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to this Agreement or as have been filed in connection with Permitted Liens.

         SECTION 3.4. Possession and Control. Such Grantor has exclusive possession and control of its Equipment and Inventory except where the absence of possession and control results from actions of such Grantor in the ordinary course of business.

         SECTION 3.5. Negotiable Documents, Instruments and Chattel Paper. Such Grantor has, contemporaneously herewith, delivered to the Administrative Agent possession of all originals of all negotiable documents, instruments and chattel paper currently owned or held by such Grantor (duly endorsed in blank, if requested by the Administrative Agent).

         SECTION 3.6. Intellectual Property Collateral. With respect to any Intellectual Property Collateral owned by such Grantor the loss, impairment or infringement of which might have a Material Adverse Effect, except as set forth in Item 6.18 of the Disclosure Schedule:



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                  (a) such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

                  (b) such Intellectual Property Collateral is valid and enforceable;

                  (c) such Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral, including (if permissible) recordations of all of its interests in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and its claims to the Copyright Collateral in the United States Copyright Office;

                  (d) such Grantor is the owner of the unencumbered right, title and interest in and to such Intellectual Property Collateral (except for (i) Liens created under the Loan Documents, and (ii) the second priority Lien on such Intellectual Property in favor of the Trustee to secure the obligations of the Borrowers related to the Senior Secured Notes (if any), and (iii) Permitted Liens and except for rights of licensees under licenses of such Intellectual Property Collateral in the ordinary course of business) and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party except for claims that could not reasonably be expected to have a Material Adverse Effect ; and

                  (e) such Grantor has performed all acts and has paid all required fees and taxes required to maintain any Intellectual Property Collateral that is material or necessary to pay Borrower's business.

Such Grantor owns directly or is entitled to use by license or otherwise, all patents, Trademarks, Trade Secrets, copyrights, licenses, technology, know-how, processes and rights with respect to any of the foregoing necessary for or of importance to the conduct of such Grantor's business as currently conducted.

         SECTION 3.7. Validity, etc. Upon entry of the Interim Order, this Agreement will create a valid, perfected security interest in and Lien on the Collateral senior to all Liens other than the then applicable Priority Liens.

         SECTION 3.8. Authorization, Approval, etc. Upon the entry of the Interim Order, no material authorization, material approval or other action by, and no material notice to or material filing with, any Governmental Authority or regulatory body is required either (a) for the grant by such Grantor of the security interest granted hereby, the pledge by such Grantor of any Collateral pursuant hereto or for the execution, delivery and performance of this Agreement by such Grantor or (b) for the perfection of or the exercise by the Administrative Agent of its rights and remedies hereunder.

         SECTION 3.9. Compliance with Laws. Such Grantor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every Governmental Authority, the non-compliance with which




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could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially adversely affect the value of the Collateral.


                                   ARTICLE IV
                                    COVENANTS

         SECTION 4.1. Certain Covenants. Each Grantor covenants and agrees that, at all times prior to the Fixed Assets Termination Date, such Grantor will, unless the Fixed Assets Required Lenders shall otherwise consent in writing, perform, comply with and be bound by the obligations set forth in this Article IV.

         SECTION 4.2. As to Equipment and Inventory. Such Grantor hereby agrees that it will:

                  (a) keep all the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 3.2 or, upon 30 days' prior written notice to the Administrative Agent, at such other places in a jurisdiction where all representations and warranties set forth in Article III shall be true and correct in all material respects, and all action required pursuant to the first sentence of Section 4.6 shall have been taken with respect to the Equipment and Inventory;

                  (b) cause the Equipment to be maintained and preserved in its existing condition, ordinary wear and tear excepted, or in the case of any loss or damage to any of the Equipment, as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such end; and promptly furnish to the Administrative Agent a statement respecting any loss or damage to any of the Equipment which is material in amount; and

                  (c) pay when due all Taxes, assessments and governmental charges imposed upon, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside.

         SECTION 4.3. As to Receivables. (a) Such Grantor will keep its chief executive office and the office(s) where it keeps its records concerning the Receivables, and all originals of all chattel paper which evidences Receivables, located at the address(es) set forth in Section 3.2 and shall keep its other places of business at the addresses set forth in Item 3 of the Perfection Certificate, or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in a jurisdiction where all actions required by the first sentence of Section 4.6 shall have been taken with respect to the Receivables and such other Collateral; not change its name, corporate identity or jurisdiction of organization or federal taxpayer identification number except upon 30 days' prior written notice to the Administrative Agent; hold and preserve such records; and permit representatives of the Administrative Agent, at reasonable times and intervals and upon reasonable notice, during normal business hours to inspect (and photocopy extracts from) such records.

         (b) Such Grantor shall have the right to collect, demand, receive, receipt for, sue for, compound and give acquittances for any and all amounts due or to become due on Receivables and settle and adjust disputes and claims with its customers and account debtors, handle returns and recoveries and grant discounts, credits and allowances with respect to Receivables in the ordinary course of business so long as no Event of Default shall have occurred and be continuing.

         (c) All proceeds of Collateral received by such Grantor shall be delivered in kind for deposit to the appropriate Lockbox Account. Such proceeds of Collateral received by such Grantor shall, prior to deposit in the Lockbox Account, be held separate and apart from, and not commingled with, any other property and in express trust for the benefit of the Administrative Agent until delivery thereof is made to the Lockbox Account.

         (d) The Administrative Agent shall have the right, without further order of or application to the Bankruptcy Court, to apply any amount in any Lockbox Account and/or the Concentration Account as set forth in the Credit Agreement, and subject to applicable provisions of the Revolver Intercreditor Agreement and any applicable requirements of the Financing Order.

         (e) With respect to each Lockbox Account and the Concentration Account, it is hereby confirmed and agreed that (i) deposits in each such account are subject to a security interest as contemplated hereby, (ii) each such account shall be under the sole dominion and control of the Administrative Agent and
(iii) the Administrative Agent shall have the sole right of withdrawal over such Collateral.

         (f) Such Grantor will not create any chattel paper without placing a legend on such chattel paper acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in such chattel paper.

         SECTION 4.4. As to Collateral. (a) Until the occurrence and continuance of an Event of Default, and such time as the Administrative Agent shall notify such Grantor of the revocation of such power and authority, such Grantor (i) may in the ordinary course of its business (except to the extent prohibited under any Loan Document) at its own expense, refine, process, store, transport, sell, lease or furnish under the contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business (except to the extent prohibited under the Credit Agreement or any other Loan Document), any raw materials, including work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any Collateral, including the taking of such action with respect to such collection as the Administrative Agent may reasonably request upon the occurrence and during the continuance of an Event of Default or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business (except to the extent prohibited under any Loan Document), to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral. The Administrative Agent, however, may, without further order of or application to the

Bankruptcy Court, at any time upon the occurrence and during the continuance of an Event of Default, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Administrative Agent, upon the occurrence and during the continuance of an Event of Default, such Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

         (b) The Administrative Agent is authorized, without further order of or application to the Bankruptcy Court, to endorse, in the name of such Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other proceeds of any of the Collateral.

         SECTION 4.5. As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral of such Grantor:

                  (a) such Grantor will not (i) do any act, or omit to do any act, whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (ii) permit any of its licensees to, (A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral, (C) fail to employ all of the Trademark Collateral registered with any Federal or State authority with an appropriate notice of such registration, (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, (E) use any of the Trademark Collateral registered with any Federal or State authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, or (F) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable or (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless such Grantor shall either (x) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Administrative Agent) that any of the Intellectual Property Collateral is not of material economic value to such Grantor, or (y) in the exercise of its reasonable business judgment determines to do otherwise;

                  (b) such Grantor shall notify the Administrative Agent as soon as practicable if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable other than upon the natural expiration of protective periods under applicable law, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any U.S.
         court) regarding such Grantor's ownership of any material item of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

                  (c) in no event will such Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office or the United States Copyright Office, unless it promptly informs the Administrative Agent, and upon request of the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                  (d) unless such Grantor shall otherwise determine in the exercise of its reasonable business judgment, such Grantor will take all necessary steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of any material item of the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a), (b) and
         (c)); and

                  (e) such Grantor will, contemporaneously herewith, execute and deliver to the Administrative Agent a Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement in the forms of Exhibit A, Exhibit B and Exhibit C hereto, and shall execute and deliver to the Administrative Agent any other document required to acknowledge or register or perfect the Administrative Agent's interest in any material item of the Intellectual Property Collateral.

         SECTION 4.6. Further Assurances, etc. Such Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will:

                  (a) if any Receivable shall be evidenced by a promissory note or other instrument, negotiable document or chattel paper, deliver and pledge to the Administrative Agent hereunder such promissory note, instrument, negotiable document or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent;

                  (b) take such actions as are requested by the Administrative Agent in order to allow the Administrative Agent to obtain control with respect to all Collateral consisting of (i) deposit accounts, (ii) investment property, (iii) letter-of-credit rights and (iv) electronic chattel paper;

                  (c) execute such financing or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. Section 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or desirable, or as the Administrative Agent may request; and

                  (d) furnish to the Administrative Agent, from time to time at the Administrative Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, such Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         SECTION 4.7. Intentionally deleted.

         SECTION 4.8. Insurance. Each Grantor will:

                  (a) maintain insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, (and if insurance companies cease to offer such insurance generally, such insurance as is acceptable to the Administrative Agent) and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Grantor; and

                  (b) all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

                                    ARTICLE V
                            THE ADMINISTRATIVE AGENT

         SECTION 5.1. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent's discretion, upon the occurrence and during the continuance of an Event of Default, to, without further order of or application to the Bankruptcy Court, take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

                  (a) to ask, demand, collect, sue for, recover, compromise and receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause
         (a) above;

                  (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

                  (d) to perform the affirmative obligations of such Grantor hereunder (including all obligations of such Grantor pursuant to Section 4.6).

Such Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 5.2. Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may, without further order of or application to the Bankruptcy Court, itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.3.

         SECTION 5.3. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Fixed Assets Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for:

                  (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any investment property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters; or

                  (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 5.4. Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as any Grantor reasonably requests in writing from time to time, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care. If an Event of Default has occurred and is continuing, the Administrative Agent shall not be required to comply with any request of the Grantor with respect to the matters described in this Section.

                                   ARTICLE VI
                                    REMEDIES

         SECTION 6.1. Certain Remedies. Without further order of or application to the Bankruptcy Court, but subject to any applicable requirements of the Financing Order, the Credit Agreement and the Revolving Intercreditor Agreement, if any Event of Default shall have occurred and be continuing:

                  (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may

                           (i) require each Grantor to, and such Grantor hereby
                  agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to both parties, and

                           (ii) without notice except as specified below, sell
                  the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of such Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied by the Administrative Agent, subject to any applicable requirements of the Financing Order, the Credit Agreement and the Revolver Intercreditor Agreement against all or any part of the Fixed Assets Obligations as follows:

                           (i) first, to the payment of any amounts payable to
                  the Administrative Agent pursuant to Section 10.3 of the
                 Credit Agreement and Section 6.3;

                           (ii) second, to the equal and ratable payment of
                  Fixed Assets Obligations, in accordance with each Fixed Assets Secured Party's Fixed Assets Obligations owing to it under or pursuant to the Credit Agreement or any other Loan Document, or under or pursuant to any Rate Protection Agreement included in the Fixed Assets Obligations, as to each Fixed Assets Secured Party, applied

                                    (A) first to fees and expense reimbursements
                           then due to such Fixed Assets Secured Party,

                                    (B) then to interest due to such Fixed
                           Assets Secured Party,

                                    (C) then to pay or prepay principal of the
                           Fixed Assets Loans owing to, or to reduce the "credit exposure" of, such Fixed Assets Secured Party under any Rate Protection Agreement, as the case may be, and

                                    (D) then to pay the remaining outstanding
                           Fixed Assets Obligations;

                           (iii) third, without duplication of any amounts paid
                  pursuant to clause (b)(ii) above, to the Indemnified Parties to the extent of any amounts owing pursuant to Section 10.4 of the Credit Agreement; and

                           (iv) fourth, to be held as additional collateral
                  security until the Fixed Assets Termination Date, after which such remaining cash proceeds shall be paid over to the applicable Grantor (or the Current Assets Secured Parties, if applicable, or the holders of any applicable Priority Liens) or to whomsoever may be lawfully entitled to receive such surplus.

For purposes of this Agreement, the "credit exposure" at any time of any Fixed Assets Secured Party with respect to a Rate Protection Agreement to which such Fixed Assets Secured Party is a party shall be determined at such time in accordance with the customary methods of calculating credit exposure under similar arrangements by the counterparty to such arrangements, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Rate Protection Agreement.

                  (c) The Administrative Agent may

                           (i) transfer all or any part of the Collateral into
                  the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

                           (ii) notify the parties obligated on any of the
                  Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

                           (iii) enforce collection of any of the Collateral by
                  suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                           (iv) endorse any checks, drafts or other writings in
                  such Grantor's name to allow collection of the Collateral,

                           (v) take control of any proceeds of the Collateral
                  and

                           (vi) execute (in the name, place and stead of such
                  Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION 6.2. Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized, without further order of or application to the Bankruptcy Court, to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION 6.3. Indemnity and Expenses. Each Grantor hereby jointly and severally indemnifies and holds harmless the Administrative Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from the Administrative Agent's gross negligence or willful misconduct and each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur, in each case, in connection with:

                           (a) the administration of this Agreement;

                           (b) the custody, preservation, use or operation of
                  or the sale of, collection from or other realization upon, any of the Collateral;

                           (c) the exercise or enforcement of any of the rights
                  of the Administrative Agent hereunder; or

                           (d) the failure by any Grantor to perform or observe
                  any of the provisions hereof.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         SECTION 7.1. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 7.2. Amendments, etc. No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be) and each Grantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 7.3. Protection of Collateral. The Administrative Agent may from time to time, at its option, perform any act which each Grantor agrees hereunder to perform and which such Grantor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         SECTION 7.4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and addressed, delivered or transmitted, if to any Grantor, at the address or facsimile number of the Company provided for in the Credit Agreement, and if to the Administrative Agent, at the address or facsimile number provided for in the Credit Agreement, or as to any such party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, (a) if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received, or
(b) if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received).

         SECTION 7.5. Headings. The various headings of this Agreement are inserted for convenience only, and shall not affect the meaning or interpretation of this Agreement or any provisions thereof.

         SECTION 7.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 7.7. Counterparts; Effectiveness. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement. This Agreement shall become effective as of the date first above written and be binding upon a Grantor when a counterpart hereof executed on behalf of such Grantor shall have been received by the Administrative Agent.

         SECTION 7.8. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING THE LAW OF CONFLICTS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 7.9. Additional Grantors. Upon the execution and delivery by any other Person of an instrument in the form of Annex I hereto, together with each Schedule thereto, such Person shall become a "Grantor" hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

         SECTION 7.10. Agreement Subject to Revolver Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed by the parties hereto that this Agreement shall be subject to the terms of the Revolver Intercreditor Agreement.

         IN WITNESS WHEREOF, each Grantor has caused this Fixed Assets Secured Parties Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                           GRANTORS:

                                           STERLING CHEMICALS, INC.



                                           By
                                             ----------------------------------
                                              Title:



                                           STERLING CANADA, INC.



                                           By
                                             ----------------------------------
                                              Title:



                                           STERLING PULP CHEMICALS US, INC.



                                           By
                                             ----------------------------------
                                              Title:



                                           STERLING PULP CHEMICALS, INC.


                                           By
                                             ----------------------------------
                                              Title:



                                           STERLING FIBERS, INC.



                                           By
                                             ----------------------------------
                                              Title:

                                           STERLING CHEMICALS ENERGY, INC.



                                           By
                                             ----------------------------------
                                              Title:



                                           STERLING CHEMICALS INTERNATIONAL,
                                           INC.



                                           By
                                             ----------------------------------
                                              Title:




                                           ADMINISTRATIVE AGENT:

                                           THE CIT GROUP/BUSINESS CREDIT, INC.
                                              as Administrative Agent, on behalf
                                              of the Fixed Assets Secured
                                              Parties



                                           By
                                             ----------------------------------
                                              Title:

                                                                       EXHIBIT A

                            PATENT SECURITY AGREEMENT

         This PATENT SECURITY AGREEMENT (this "Agreement"), dated as of ___________, _____, is made between _______________, a ____________ (the
"Grantor"), and THE CIT GROUP/BUSINESS CREDIT, INC., as administrative agent (together with any successors) thereto in such capacity, the "Administrative Agent") for each of the Fixed Assets Secured Parties.

                                   WITNESSETH:

         WHEREAS, pursuant to a Revolving Credit Agreement, dated as of July ___, 2001 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Sterling Chemicals, Inc., a Delaware corporation (the "Company"), Sterling Canada, Inc., a Delaware corporation, Sterling Pulp Chemicals US, Inc., a Delaware corporation, Sterling Pulp Chemicals, Inc., a Georgia corporation, Sterling Fibers, Inc., a Delaware corporation, Sterling Chemicals Energy, Inc., a Delaware corporation, and Sterling Chemicals International, Inc., a Delaware corporation (collectively, the "Borrowers"), the various financial institutions as are, or may from time to time become, parties thereto (the "Lenders") and the Administrative Agent, the Lenders and the Issuer have extended Commitments to make Credit Extensions to the Borrowers;

         WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Fixed Assets Secured Parties Security Agreement, dated as of July ___, 2001 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement");

         WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Patent Collateral (as defined below) to secure all Fixed Assets Obligations;

         WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce (i) the Fixed Assets Lenders to make Fixed Assets Loans (including the initial Fixed Assets Loans) to the Borrowers pursuant to the Credit Agreement and (ii) the Fixed Assets Secured Parties to enter into Rate Protection Agreements, the Grantor agrees, for the benefit of each Fixed Assets Secured Party, as follows:

         SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.


                                    EX. A-1

         SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Fixed Assets Obligations, the Grantor does hereby pledge and hypothecate to the Administrative Agent, and grant to the Administrative Agent a security interest in, for its benefit and the benefit of each Fixed Assets Secured Party, all of the following property (the "Patent Collateral"), whether now owned or hereafter acquired or existing by it:

                  (a) all letters patent and applications for letters patent in the United States, including all patent applications in preparation for filing in the United States and including each patent and patent application referred to in Item A of Schedule I attached hereto;

                  (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

                  (c) all patent licenses in the United States, including each patent license referred to in Item B of Schedule I attached hereto; and

                  (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, referred to in clauses (a) or (b) above, and for breach or enforcement of any patent license referred to in clause (c) above.

         SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Patent Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the benefit of each Fixed Assets Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Fixed Assets Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

         SECTION 4. Release of Security Interest. Upon (i) the sale, transfer or other disposition of any Patent Collateral in accordance with the Credit Agreement or (ii) the Fixed Assets Termination Date, the Administrative Agent shall, at the Grantor's expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Patent Collateral which has been granted hereunder.

         SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.


                                     EX A-2

         SECTION 6. Loan Document, etc. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

         SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement. This Agreement shall become effective and binding as of the date first above written when a counterpart hereof executed on behalf of the Grantor shall have been received by the Administrative Agent.

         SECTION 8. Agreement Subject to Revolver Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed by the parties hereto that this Agreement shall be subject to the terms of the Revolver Intercreditor Agreement.

     [REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]


                                    EX. A-3

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                                      [NAME OF GRANTOR]


                                                      By
                                                        ------------------------
                                                         Title:

                                                      THE CIT GROUP/BUSINESS
                                                        CREDIT, INC. as
                                                        Administrative Agent, on
                                                        behalf of the Fixed
                                                        Assets Secured Parties


                                                      By
                                                        ------------------------
                                                         Title:




                                     EX A-4

                                                                      SCHEDULE I
                                                           to Security Agreement

Item A.  Patents

                                 Issued Patents

Patent No.             Issue Date                   Inventor(s)                  Title
----------             ----------                   -----------                  -----


                           Pending Patent Applications

Serial No.             Filing Date                  Inventor(s)                  Title
----------             -----------                  -----------                  -----



                       Patent Applications in Preparation

Docket No.          Filing Date                  Expected Inventor(s)            Title
----------          -----------                  --------------------            -----





Item B.  Patent Licenses

                                  Effective          Expiration
Licensor       Licensee             Date               Matter          Subject Matter
--------       --------           ---------          -----------       --------------

                                                                       EXHIBIT B
                                                           to Security Agreement

                          TRADEMARK SECURITY AGREEMENT

         This TRADEMARK SECURITY AGREEMENT (this "Agreement"), dated as of __________, _____, is made between ________________, a ________________ (the
"Grantor"), and THE CIT GROUP/BUSINESS CREDIT, INC., as administrative agent (together with any successors) thereto in such capacity, the "Administrative Agent") for each of the Fixed Assets Secured Parties.

                                  WITNESSETH:

         WHEREAS, pursuant to a Revolving Credit Agreement, dated as of July __, 2001 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"),among Sterling Chemicals, Inc., a Delaware corporation (the "Company"), Sterling Canada, Inc., a Delaware corporation, Sterling Pulp Chemicals US, Inc., a Delaware corporation, Sterling Pulp Chemicals, Inc., a Georgia corporation, Sterling Fibers, Inc., a Delaware corporation, Sterling Chemicals Energy, Inc., a Delaware corporation, and Sterling Chemicals International, Inc., a Delaware corporation (collectively, the "Borrowers"), the various financial institutions as are, or may from time to time become, parties thereto (the "Lenders") and the Administrative -Agent, the Lenders and the Issuer have extended Commitments to make Credit Extensions to the Borrowers;

         WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Fixed Assets Secured Parties Security Agreement, dated as of July ___, 2001 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement");

         WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Fixed Assets Obligations;

         WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce (i) the Fixed Assets Lenders to make Fixed Assets Loans (including the initial Fixed Assets Loans) to the Borrowers pursuant to the Credit Agreement, and (ii) the Fixed Assets Secured Parties to enter into Rate Protection Agreements, the Grantor agrees, for the benefit of each Fixed Assets Secured Party, as follows:

         SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

                                    EX. B-1

         SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Fixed Assets Obligations, the Grantor does hereby, pledge and hypothecate to the Administrative Agent, and grant to the Administrative Agent a security interest in, for its benefit and the benefit of each Fixed Assets Secured Party, all of the following property (the "Trademark Collateral"), whether now owned or hereafter acquired or existing by it:

                  (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of alike nature (all of the foregoing items in this clause (a) being collectively called a "Trademark"), now existing anywhere in the United States or hereafter adopted or acquired in the United States, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State, including those referred to in Item A of Schedule I attached hereto;

                  (b) all Trademark licenses in the United States, including each Trademark license referred to in Item B of Schedule I attached hereto;

                  (c) all reissues, extensions or renewals of any of the items described in clause (a) and (b);

                  (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and
         (b); and

                  (e) all proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license referred to in clauses (a) through (c) above, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any such Trademark license.

         SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Trademark Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the benefit of each Fixed Assets Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Fixed Assets Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

         SECTION 4. Release of Security Interest. Upon (i) the sale, transfer or other disposition of any Trademark Collateral in accordance with the Credit Agreement or (ii) the Fixed Assets Termination Date, the Administrative Agent shall, at the Grantor's expense, execute


                                    EX. B-2
and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Trademark Collateral which has been granted hereunder.

         SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

         SECTION 6. Loan Document, etc. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

         SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement. This Agreement shall become effective and binding as of the date first above written when a counterpart hereof executed on behalf of the Grantor shall have been received by the Administrative Agent.

         SECTION 8. Agreement Subject to Revolver Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed by the parties hereto that this Agreement shall be subject to the terms of the Revolver Intercreditor Agreement.

     [REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]


                                    EX. B-3

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                           [NAME OF GRANTOR]



                                           By
                                             -----------------------------------
                                             Title:

                                           THE CIT GROUP/BUSINESS CREDIT, INC.
                                             as Administrative Agent, on
                                             behalf of the Fixed Assets Secured
                                             Parties



                                           By
                                             -----------------------------------
                                             Title:



                                    EX. B-4

                                                                      SCHEDULE I
                                                 to Trademark Security Agreement

Item A.  Trademarks

                              Registered Trademarks

                  Trademark        Registration No.      Registration Date
                  ---------        ----------------      -----------------


                         Pending Trademark Applications

                  Trademark          Serial No.                 Filing Date
                  ---------          ----------                 -----------


                      Trademark Applications in Preparation

                                                     Expected       Products/
                  Trademark         Docket No.       Filing Date    Services
                  ---------         ----------       -----------    ---------


Item B.  Trademark Licenses

                                                                Effective     Expiration
                  Trademark         Licensor     Licensee       Date          Date
                  ---------         --------     --------       ---------     ----------

                                                                       EXHIBIT C
                                                           to Security Agreement

                                 COPYRIGHT SECURITY AGREEMENT

         This COPYRIGHT SECURITY AGREEMENT (this "Agreement"), dated as of _, is made between ______________, a __________________ (the "Grantor"), and THE CIT
GROUP/BUSINESS CREDIT, INC., as administrative agent (together with any successors) thereto in such capacity, the "Administrative Agent") for each of the Fixed Assets Secured Parties.

                                   WITNESSETH:

         WHEREAS, pursuant to a Revolving Credit Agreement, dated as of July ___, 2001 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Sterling Chemicals, Inc., a Delaware corporation (the "Company"), Sterling Canada, Inc., a Delaware corporation, Sterling Pulp Chemicals US, Inc., a Delaware corporation, Sterling Pulp Chemicals, Inc., a Georgia corporation, Sterling Fibers, Inc., a Delaware corporation, Sterling Chemicals Energy, Inc., a Delaware corporation, and Sterling Chemicals International, Inc., a Delaware corporation (collectively, the "Borrowers"), the various financial institutions as are, or may from time to time become, parties thereto (the "Lenders") and the Administrative Agent, the Lenders and the Issuer have extended Commitments to make Credit Extensions to the Borrowers;

         WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Fixed Assets Secured Parties Security Agreement, dated as of July ____, 2001(as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement");

         WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Copyright Collateral (as defined below) to secure all Fixed Assets Obligations;

         WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce (i) the Fixed Assets Lenders to make Fixed Assets Loans (including the initial Fixed Assets Loans) to the Borrowers pursuant to the Credit Agreement, and (ii) the Fixed Assets Secured Parties to enter into Rate Protection Agreements, the Grantor agrees, for the benefit of each Fixed Assets Secured Party, as follows:




                                    EX. C-1

         SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

              SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Fixed Assets Obligations, the Grantor does hereby pledge and hypothecate to the Administrative Agent, and grant to the Administrative Agent a security interest in, for its benefit and the benefit of each Fixed Assets Secured Party, all of the following property (the "Copyright Collateral"), whether now owned or hereafter acquired or existing by it, being all copyrights of the Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force in the United States including all of the Grantor's right, title and interest in and to all copyrights registered in the United States Copyright Office and also including the copyrights referred to in Item A of Schedule I attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses in the United States, including each copyright license referred to in Item B of Schedule I attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto in the United States, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

      SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Copyright Collateral with the United States Copyright Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the benefit of each Fixed Assets Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Fixed Assets Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

         SECTION 4. Release of Security Interest. Upon (i) the sale, transfer or other disposition of any Copyright Collateral in accordance with the Credit Agreement or (ii) the Fixed Assets Termination Date, the Administrative Agent shall, at the Grantor's expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Copyright Collateral which has been granted hereunder.

         SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

         SECTION 14. Loan Document, etc. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be


                                    EX. C-2
construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

         SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement. This Agreement shall become effective and binding as of the date first above written when a counterpart hereof executed on behalf of the Grantor shall have been received by the Administrative Agent.

         SECTION 8. Agreement Subject to Revolver Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed by the parties hereto that this Agreement shall be subject to the terms of the Revolver Intercreditor Agreement.


                                    EX. C-3

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                             [NAME OF GRANTOR]


                                             By
                                               ---------------------------------
                                               Title:



                                             THE CIT GROUP/BUSINESS CREDIT,
                                                INC. as Administrative Agent,
                                                on behalf of the Fixed Assets
                                                Secured Parties


                                             By
                                               ---------------------------------
                                               Title:



                                    EX. C-4

                                                                      SCHEDULE I
                                                 to Copyright Security Agreement

Item A.  Copyrights


                              Registered Copyrights

         Registration No.       Registration Date        Author(s)         Title
         ----------------       -----------------        ---------         -----


                   Copyright Pending Registration Applications

                  Serial No.        Filing Date      Author(s)         Title
                  ----------        -----------      ---------         -----




               Copyright Registration Applications in Preparation

                                     Expected
                  Docket No.         Filing Date       Author(s)         Title
                  ----------         -----------       ---------         -----

Item B.  Copyright Licenses

                          Effective Expiration Subject


                                        Effective       Expiration  Subject
         Licensor     Licensee          Date            Date        Matter
         --------     --------          ----------      ----------- ------

                                                                         ANNEX I
                                                           to Security Agreement

                              SUPPLEMENT TO SECURITY AGREEMENT

         THIS SUPPLEMENT NO. ___, dated as of _________, ________ (this "Supplement"), to the Fixed Assets Secured Parties Security Agreement, dated as of July ____, 2001 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement"), among the initial signatories thereto and each other Person which from time to time thereafter became a party thereto pursuant to Section 7.9 thereof (each, individually, a "Grantor'", and, collectively, the "Grantors"), and THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent for each of the Fixed Assets Secured Parties (such capitalized term and all other capitalized terms being used herein with the meanings provided, or incorporated by reference, in the Security Agreement), is made by the undersigned.

                                   WITNESSETH:

         WHEREAS, pursuant to a Revolving Credit Agreement, dated as of July _____, 2001 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Sterling Chemicals, Inc., a Delaware corporation (the "Company"), Sterling Canada, Inc., a Delaware corporation, Sterling Pulp Chemicals US, Inc., a Delaware corporation, Sterling Pulp Chemicals, Inc., a Georgia corporation, Sterling Fibers, Inc., a Delaware corporation, Sterling Chemicals Energy, Inc., a Delaware corporation, and Sterling Chemicals International, Inc., a Delaware corporation (collectively, the "Borrowers"), the various financial institutions as are, or may from time to time become, parties thereto (the "Lenders") and the Administrative Agent, the Lenders and the Issuer have extended Commitments to make Credit Extensions to the Borrowers;

         WHEREAS, as a condition precedent to the making and maintenance of the Credit Extensions under the Credit Agreement, the undersigned is required to execute and deliver this Supplement;

         WHEREAS, the undersigned has duly authorized the execution, delivery and performance of this Supplement and the Security Agreement;

         WHEREAS, the Security Agreement provides that additional parties may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement;

         WHEREAS, pursuant to the provisions of Section 7.9 of the Security Agreement, the undersigned is becoming a Grantor under the Security Agreement; and

         WHEREAS, the undersigned desires to become a Grantor under the Security Agreement in order to induce the Fixed Assets Secured Parties to continue to make and maintain Fixed Assets Loans under the Credit Agreement as consideration therefor;

                                   ANNEX I-1

         NOW, THEREFORE, the undersigned agrees, for the benefit of each Fixed Assets Secured Party, as follows:

         SECTION 1. In accordance with the Security Agreement, the undersigned by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto as a Grantor. In furtherance of the foregoing, each reference to a "Grantor" in the Security Agreement shall be deemed to include the undersigned and the Schedules hereto shall be deemed to be Schedules thereto.

         SECTION 2. The undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by the undersigned and constitutes a legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

         SECTION 3. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

         SECTION 4. Any provision of this Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Supplement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 5. Without limiting the provisions of the Credit Agreement (or any other Loan Document, including the Security Agreement), the undersigned agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including reasonable attorneys' fees and expenses of the Administrative Agent.

         SECTION 6. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCLUDING THE LAW OF CONFLICTS BUT INCLUDING FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THIS SUPPLEMENT, THE SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 7. This Supplement hereby incorporates by reference the provisions of the Security Agreement, which provisions are deemed to be a part hereof, and this Supplement shall be deemed to be a part of the Security Agreement.

         SECTION 8. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together

                                   ANNEX I-2
but one and the same agreement. This Supplement shall become effective and binding as of the date first above written when a counterpart hereof executed on behalf of the Grantor shall have been received by the Administrative Agent.

         IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                              [NAME OF ADDITIONAL GRANTOR]


                                              By
                                                --------------------------------
                                                Title:

ACKNOWLEDGED AND ACCEPTED BY:

THE CIT GROUP/BUSINESS CREDIT, INC.
as Administrative Agent, on behalf of the Fixed Assets Secured Parties


BY
  ----------------------------------------
  Title:







                                   ANNEX I-3

                                                                      SCHEDULE I
                                                           to Supplement No. ___
                                                           to Security Agreement
                                                  ([NAME OF ADDITIONAL GRANTOR])


                             Perfection Certificate


         See Exhibit M to the Credit Agreement

                                                                     SCHEDULE II
                                                           to Supplement No. ___
                                                           to Security Agreement
                                                  ([NAME OF ADDITIONAL GRANTOR])

Item A. Patents

                                 Issued Patents

         Patent No.          Issue Date            Inventor(s)             Title
         ----------          ----------            -----------             -----

                           Pending Patent Applications

         Serial No.          Filing Date           Inventor(s)             Title
         ----------          -----------           -----------             -----

                       Patent Applications in Preparation

                             Expected
         Docket No.         Filing Date             Inventor(s)           Title
         ----------         -----------             -----------           -----


Item B. Patent Licenses

                                               Effective       Expiration       Subject
           Licensor           Licensee           Date             Date           Matter
           --------           --------         ----------      ----------       -------

                                                                    SCHEDULE III
                                                           to Supplement No. ___
                                                           to Security Agreement
                                                  ([NAME OF ADDITIONAL GRANTOR])

Item A.  Trademarks


                              Registered Trademarks

                  Trademark     Registration No.     Registration Date
                  ---------     ----------------     -----------------


                         Pending Trademark Applications

                  Trademark        Serial No.           Filing Date
                  ---------        ----------           -----------


                      Trademark Applications in Preparation

                                                   Expected          Products/
                  Trademark       Docket No.       Filing Date       Services
                  ---------       ----------       -----------       --------


Item B.  Trademark Licenses

                                                             Effective     Expiration
                   Trademark        Licensor    Licensee     Date          Date
                   ---------        --------    --------     ---------     -----------

                                                                     SCHEDULE IV
                                                           to Supplement No. ___
                                                           to Security Agreement
                                                  ([NAME OF ADDITIONAL GRANTOR])

Item A.  Copyrights


                              Registered Copyrights

       Registration No.       Registration Date         Author(s)         Title
       ----------------       -----------------         ---------         -----


                   Copyright Pending Registration Applications

        Serial No.        Filing Date               Author(s)         Title
        ----------        -----------               ---------         -----

               Copyright Registration Applications in Preparation


                                 Expected
       Docket No.                Filing Date            Author(s)        Title
       ----------                -----------            ---------        -----



Item B.  Copyright Licenses

                                       Effective      Expiration       Subject
       Licensor          Licensee      Date           Date              Matter
       --------          --------      ---------      ----------       -------

                                                                      SCHEDULE V
                                                           to Supplement No. ___
                                                           to Security Agreement
                                                  ([NAME OF ADDITIONAL GRANTOR])

                        Trade Secret or Know-How Licenses

                              Effective       Expiration         Subject
Licensor      Licensee          Date             Date             Matter
--------      --------        ---------       -----------        -------